UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

WII COMPONENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-115490	No. 73-1662631
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Lincoln Avenue SE, St. Cloud, Minnesota 56304

(Address of principal executive offices) (Zip Code)

(320) 252-1503

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On December 30, 2010, WII Holding, Inc. (“Parent”), the parent company of WII Components, Inc. (“Registrant”), completed a comprehensive recapitalization (the “Recapitalization”) pursuant to the terms of a Recapitalization Agreement, dated December 30, 2010 (the “Recapitalization Agreement”), by and among Parent, WII Parent Merger Corp., a newly formed entity (“MergerCo”), OCM Mezzanine Fund II, L.P. (“OCM”) and Olympus Growth Fund IV, L.P. (“Olympus”) and  a Note Exchange Agreement, dated December 30, 2010, between OCM and MergerCo (the “Exchange Agreement” and together with the Recapitalization Agreement, the “Transaction Agreements”).

Pursuant to the Transaction Agreements: (i) OCM transferred to MergerCo all of its shares of Series A Preferred Stock and Common Stock of Parent and its pay-in-kind senior notes issued by Parent in an aggregate principal amount of approximately $33.6 million (including accrued and unpaid interest thereon) and, in exchange therefor, MergerCo issued to OCM an aggregate of 29,713.91 shares of its Common Stock and new unsecured non-interest bearing senior notes in a principal amount of $23,000,000, due April 9, 2012 (the “New Notes”); and (ii) Olympus transferred to MergerCo all of the shares of Series A Preferred Stock of Parent held by Olympus and its pay-in-kind senior subordinated notes issued by Parent in an aggregate principal amount of approximately $114.9 million (including accrued and unpaid interest thereon) and, in exchange therefor, MergerCo issued to Olympus an aggregate of 139,071.406 shares of its Common Stock. Immediately thereafter, MergerCo was merged with and into Parent (the “Merger”), with Parent continuing as the surviving corporation in the Merger (as such, the “Surviving Corporation”).  Pursuant to the Merger, subject to the terms and conditions of the Recapitalization Agreement, (i) each share of Common Stock of MergerCo outstanding immediately prior to the Merger was converted into the right to receive one share of Common Stock of the Surviving Corporation, (ii) each share of Series A Preferred Stock of Parent outstanding immediately prior to the Merger (other than shares held by Parent or MergerCo) was converted into the right to receive one share of Common Stock of the Surviving Corporation, (iii) each share of Common Stock of the Parent outstanding immediately prior to the Merger (other than shares held by Parent or MergerCo) was converted into the right to receive one thousandth of a share of Common Stock of the Surviving Corporation and (iv) each share of capital stock of Parent or MergerCo held by Parent or MergerCo was cancelled without consideration.  The Parent notes transferred to MergerCo in connection with the Recapitalization were extinguished in connection with the Merger and the New Notes issued by MergerCo were assumed by the Surviving Corporation by operation of law in the Merger.

As a result of the Recapitalization, Olympus (and its affiliates) and OCM own approximately 82% and 17%, respectively, of the outstanding Common Stock of the Surviving Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WII COMPONENTS, INC.

Dated: January 7, 2011	By:
/s/ Dale B. Herbst
Dale B. Herbst
Chief Financial Officer, Treasurer and Secretary